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                                                                   EXHIBIT 10.17



                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                         HIGH TECHNOLOGY SOLUTIONS, INC.


                                       AND


                                 LANDACORP, INC.


                                January 31, 2000


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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 31, 2000, by and between Landacorp, Inc., a Delaware corporation ("Purchaser") and High Technology Solutions, Inc., a Delaware corporation ("HTS"). Purchaser and HTS are referred to collectively herein as the "Parties."

        This Agreement contemplates a transaction in which Purchaser will purchase the Acquired Assets and assume the Assumed Liabilities (as defined herein) of HTS' Interactive Healthcare Division (the "Division"), in return for cash and the Promissory Note (as defined herein).

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1. Definitions.

         "Acquired Assets" means:

         (a) Leased Real Property. All leasehold interests of HTS, as lessee, relating to the Division, in the parcels of real property described on the Disclosure Schedule, together with all rights, title and interest of HTS, relating to the Division, in and to any leasehold improvements relating thereto (the "Leased Real Property");

        (b) Contracts. All contracts, agreements and commitments relating to the Division, whether written or oral, to which HTS (or any of its predecessors) is a party or a beneficiary and listed or described in the Disclosure Schedule, including, without limitation, all existing contracts with any supplier or for the furnishing of services to HTS, relating to the Division, all existing contracts for the sale of merchandise or for the furnishing of services by HTS, relating to the Division, all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, insurance, consulting or advertising contracts, billing and collection agreements, service agreements, management agreements, acquisition agreements, real property leases and subleases, personal property leases, motor vehicle leases, license agreements, employment and sales agency agreements, and all other contracts or agreements necessary to carry on the Division as currently conducted by HTS (the "Contracts"), except such contracts as may not be assignable which shall be listed on the Disclosure Schedule, and with respect to which Purchaser, on or before the Closing Date, elects to accept by assignment from HTS (the "Transferred Contracts");

        (c) Equipment. All furniture and fixtures, office equipment, software and computer equipment, tools, manufacturing equipment, maintenance and repair equipment, parts, accessories, miscellaneous inventories and other items of tangible personal property relating to the Division, whether on or off the books of HTS, owned by, leased to or otherwise used or usable by HTS in connection with the operation of the Division as listed on Exhibit A (the "Equipment");

        (d) Permits. All licenses, certificates, permits, franchises, registrations and authorizations of any Governmental Authority which are held by HTS and required for or usable



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in the operation or ownership of the Division or the Acquired Assets, including those listed on the Disclosure Schedule hereto (the "Permits");

        (e) Intangible Rights. All of HTS's right, title and interest in and to, in each case relating to the Division, all trademarks, trademark applications, service marks, trade names, copyrights, patents and patent applications, including all Federal and state registrations thereof, and all technology, trade secrets, product designs, software programs, inventions, methods, processes, systems, know how, customer and supplier lists, pricing policies, market plans, development plans and other intangible rights in existence on the Closing Date, including, without limitation, those listed on the Disclosure Schedule hereto (the "Intangible Rights");

        (f) Inventory. All of HTS's inventory of raw materials (including packaging), work-in-process, and finished goods relating to the Division, wherever located, as existing on the Closing Date (the "Inventory");

        (g) Prepaid Expenses. All prepaid expenses, deposits, charges, sums and fees in respect of the Division or any of the Acquired Assets;

        (h) Warranties, Etc. All of HTS's rights under manufacturers' and vendors' warranties relating to the Division, and all similar rights against third parties, relating to items included in the Acquired Assets, to the full extent such rights are transferable (the "Warranties"); and

        (i) Books and Records. Originals or, where not available or where such are commingled with corporate records of other aspects of HTS's operations, copies, of all contracts, leases and other agreements which relate to or are a part of the Acquired Assets, accounting and financial information, customer and supplier lists, customer files and account histories, plans, procedures and all other books, records and papers of HTS relating to the conduct or operation of the Division and the Acquired Assets and copies of HTS's tax returns and tax records relating to the operations of the Division ("Books and Records").

The term Acquired Assets shall exclude the following:

        (a) Cash and Cash Equivalents. All cash, cash equivalents, deposits and marketable securities, whether on hand, in banks or otherwise as of the Closing Date, except such deposits or prepayments as relate directly to the Acquired Assets;

        (b) Accounts Receivable. All of the Division's accounts receivables with respect to work performed by the Division for all periods prior to the Closing Date;

        (c) Excluded Items. All such assets, rights and properties as Purchaser shall elect in its sole and absolute discretion not to purchase at the Closing, provided that no such election shall reduce the Purchase Price to the extent that Purchaser declines to receive any contract, and the declined contract relates to an item of equipment or inventory, then the tangible asset to which the declined contract relates shall become an Excluded Asset not purchased by Purchaser;

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Assumed Liabilities" means the following liabilities and obligations:



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        (a) all obligations and liabilities of HTS to perform the unperformed portion of HTS's obligations under the Contracts, proposals, agreements, licenses, leases, and similar documents, listed on the Disclosure Schedule;

        (b) all obligations and liabilities under the permits, licenses, franchises, consents, authorities and other similar authorizations listed on the Disclosure Schedule, and;

        (c) accrued vacation, sick and holiday time of employees of the Division, as listed on the Disclosure Schedule; and

The term Assumed Liabilities shall not include the following:

        (a) any liability or obligation which is accrued or reserved for on the Financial Statements or which, in accordance with GAAP applied on a basis consistent with the Financial Statements, would be required to be accrued or reserved for in a balance sheet of HTS prepared as of the Closing Date;

        (b) any liability or obligation of HTS under any Contracts for the purchase of raw materials, merchandise, supplies or other materials or personal property with any supplier or manufacturer or for the furnishing of services to HTS arising prior to the Closing Date required in accordance with GAAP applied on a basis consistent with the Financial Statements, to be accrued or reserved for on the Closing Balance Sheet ("Trade Payables");

        (c) any liability or obligation arising prior to the Closing Date out of any breach by HTS of any Contract, including any liabilities or obligations arising out of (i) HTS's failure to perform any Contract in accordance with its terms (except where Purchaser has assumed the obligation to perform the Contract) or (ii) the assignment to Purchaser of any Transferred Contract in violation of the terms thereof (except such Transferred Contracts as are disclosed at the Disclosure Schedule);

        (d) any liability or obligation of HTS or its affiliates arising out of any action, suit, investigation or proceeding based upon an event occurring or a claim arising (i) prior to the Closing Date (including, without limitation, all actions pending against HTS as described in the Disclosure Schedule (as defined herein)), or (ii) after the Closing Date in the case of claims attributable to acts or omissions of HTS or its affiliates occurring prior to the Closing Date (including, without limitation, any claim for injury to person or property, regardless of when made or asserted) except, in either case, where insurance is actually collected with respect to such suit or claim pursuant to any insurance policy of the Division currently in existence;

        (e) any and all income, transfer, sales, use and other taxes (collectively, "Taxes") payable with respect to the Division, assets, properties or operations of HTS or any member of any affiliated group of which any of them is a member for any period prior to the Closing Date, including, without limitation, Taxes which are not due or assessed until after the Closing Date but which are attributable to any period prior to the Closing Date;

        (f) any liability or obligation under or in connection with employee benefit plans for employees other than the employees listed on the Disclosure Schedule, and as to such transferred employees only for periods any such liability or obligation attributable to any period prior to the Closing Date;

        (g) any liability or obligation arising out of the presence, spill, discharge, treatment, storage, transport or removal of any Hazardous Substance on, to or from any of the Leased Real



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Property or premises otherwise used by HTS in connection with the Division prior to the Closing Date; or

        (h) any liabilities and obligations due from HTS to any affiliate of HTS;

        (i) any accounts payable specifically related to the Division;

        (j) any liabilities of HTS to any employee of the Division listed on the Disclosure Schedule with respect to any claim, complaint, allegation, charge, duty, obligation, cause of action, grievance, lawsuit or other form of dispute relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, including, without limitation, any and all claims relating to or arising out of such employee's employment relationship with HTS or the termination of that relationship; and

        (k) any liability or obligation of HTS under this Agreement (or under any side agreement between HTS on one hand and Purchaser on the other hand) entered into on or after the date of this Agreement.

        "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

        "Closing" has the meaning set forth in Section 2(d) below.

        "Closing Date" has the meaning set forth in Section 2(d) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" has the meaning set forth in the Non-Disclosure Agreement, dated as of November 23, 1999, by and between Purchaser and HTS.

        "Disclosure Schedule" has the meaning set forth in Section 3 below.

        "Financial Statement" has the meaning set forth in Section 3(f) below.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "HTS" has the meaning set forth in the preface above.

        "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

        "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

        "Knowledge" means actual knowledge without independent investigation.

        "License Agreement" shall mean the license agreement, by and between Purchaser and HTS, in substantially the form attached hereto as Exhibit B, pursuant to which Purchase shall



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grant to HTS a fully-paid, perpetual, irrevocable, transferable non-exclusive license to the RAMPS project extranet software in accordance with the terms and conditions set forth in the License Agreement.

        "Material Adverse Effect" means a material adverse effect on the business, assets, operations or financial or other condition of HTS and/or the Division exceeding five percent (5%) of the Purchase Price.

        "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

        "Most Recent Fiscal Month End" has the meaning set forth in Section 3(f) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Purchase Price" has the meaning set forth in Section 2(c) below.

        "Purchaser" has the meaning set forth in the preface above.

        "Purchaser's Note" means the promissory note, in the form attached hereto as Exhibit C, by Purchaser in favor of HTS in the aggregate principal amount of One Million Dollars ($1,000,000), as secured by the Acquired Assets.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Agreement" means the Security Agreement, in the form attached hereto as Exhibit D, by and between HTS and Purchaser, securing payment of the Purchaser's Note with the Acquired Assets.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        2.     Basic Transaction.



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        (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from HTS, and HTS agrees to sell, transfer, convey, and deliver to Purchaser, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

        (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Purchaser agrees to assume and become responsible for all of the Assumed Liabilities at the Closing.

        (c) Purchase Price. As consideration for its purchase of the Acquired Assets and assumption of the Assumed Liabilities, Purchaser shall pay to HTS One Million Two Hundred Fifty Thousand ($1,250,000) (the "Purchase Price") by delivery to HTS on the Closing Date of (i) Two Hundred Fifty Thousand Dollars ($250,000) in cash and (ii) the Purchaser's Note.

        (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & McKenzie in San Diego, California, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

        (e) Deliveries at the Closing. At the Closing, (i) HTS will deliver to Purchaser the various certificates, instruments and documents referred to in
Section 6(a) below; (ii) Purchaser will deliver to HTS the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) HTS will execute, acknowledge (if appropriate), and deliver to Purchaser (A) the License Agreement, (B) the Security Agreement, (C) assignments (including intellectual property transfer documents) in the forms attached hereto as Exhibit E and (D) such other instruments of sale, transfer, conveyance and assignment as Purchaser may reasonably request; (iv) Purchaser will execute, acknowledge (if appropriate), and deliver to HTS (A) the Purchaser's Note, (B) the Security Agreement, (C) the License Agreement, (D) an assumption of liabilities in the form attached hereto as Exhibit F and (E) such other instruments of assumption as HTS and its counsel reasonably may request, and (v) Purchaser will deliver to HTS the consideration specified in Section 2(c) above.

        3. Representations and Warranties of HTS. HTS represents and warrants to Purchaser that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement attached as Exhibit G (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

        (a) Organization of HTS. HTS is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. HTS has requisite corporate power and authority to own and operate its properties and assets, and to conduct the business of the Division as presently conducted. HTS is duly qualified to transact the Division's



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business and is in good standing as a foreign entity in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect on the Division and the Division's financial condition.

        (b) Authorization of Transaction. HTS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the documents and instruments to be executed and delivered by HTS pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments to be executed and delivered by HTS pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors, and if required, the stockholders of HTS, do not require any further proceedings on the part of HTS, and do not and will not violate or conflict with the Certificate of Incorporation or other charter documents applicable to HTS. This Agreement and the documents and instruments to be executed and delivered by HTS pursuant hereto have been and will be duly and validly executed and delivered by HTS and this Agreement and the documents and instruments to be executed and delivered by HTS pursuant hereto constitute valid and binding agreements of HTS, enforceable against HTS in accordance with their terms, except to the extent to which such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and by general principles of equity.

        (c) Noncontravention. To the Knowledge of HTS, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which HTS is subject or any provision of the charter or bylaws of HTS or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, mortgage, lien, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award or other arrangement to which HTS or the Division is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of the Division or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of HTS, HTS is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

        (d) Brokers' Fees. Neither HTS nor the Division has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated. HTS has



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no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

        (e) Title to Tangible Assets. HTS has, and at the Closing shall transfer to Purchaser, good and marketable title to all of the Acquired Assets, free and clear of all mortgages, liens, pledges, security interests, leases, options or rights in third persons to acquire or lease, charges, adverse interests, judgments, claims, encumbrances, restrictions or defects of any nature whatsoever (collectively, "Encumbrances"). The Acquired Assets comprise all of the assets, rights and properties (whether tangible or intangible, real, personal or mixed) necessary for the conduct by Purchaser of the Division as a going concern in the manner in which it is now and on the Closing Date shall be conducted by HTS.

         (f) Financial Statements. Attached hereto as Exhibit H are the following financial statements (collectively, the "Financial Statements"): (i) audited balance sheets and statements of income for the Division as of and for the fiscal year ended August 29, 1999 and (ii) unaudited balance sheets and statements of income for the Division (the "Most Recent Financial Statements") as of and for the three (3) months ended November 30, 1999 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Division as of such date and the results of operations of the Division for such period; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

        (g) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the financial condition of the Division taken as a whole. Without limiting the generality of the foregoing, since that date, neither HTS nor the Division has engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business, the primary purpose or effect of which has been to generate or preserve Cash.

        (h) Legal Compliance. To the Knowledge of HTS, the Division has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect on the financial condition of the Division.

        (i) Intellectual Property. Section 3(i) of the Disclosure Schedule is a true and complete list of all trademarks, trademark applications, service marks, trade names, copyrights, patents and patent applications, including all Federal and state registrations thereof, used in connection with the Division and which are owned by or licensed to HTS (with an indication as to whether HTS is a licensor or licensee in respect thereof, if applicable). Except as disclosed in
Section 3(i) of the Disclosure Schedule, (i) HTS is the sole and exclusive owner or licensee of the Intangible Rights and has the sole and exclusive right to use the Intangible Rights in the same manner in which it has been or is now using it, (ii) there are no claims, demands or proceedings pending or, to the Knowledge of HTS, threatened, that pertain to or challenge the right of HTS to own or use the Intangible Rights, (iii) HTS has not granted any licenses or other rights, and has no obligation to



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grant any licenses or other rights, with respect to the Intangible Rights, (iv)
HTS has not sold, and has no obligation to sell, any of the Intangible Rights or any other intangible property or rights previously owned by HTS, and (v) to the Knowledge of HTS, the Intangible Rights are not being infringed upon by any other person. Except as set forth in the Disclosure Schedule, and to the Knowledge of HTS, the operation of the Division, and the use of any of the Intangible Rights in connection with the Division, has at no time violated and does not violate any license or agreement with any third party or infringe any rights of any third party.

        (j) Contracts. Section 3(j) of the Disclosure Schedule lists each of the following Contracts of HTS relating to the Division (such Contracts, together with any and all Property Leases described in the Disclosure Schedule, being hereinafter referred to as "Material Contracts"), true and complete copies of which HTS has provided to Purchaser:

               (i) all existing Contracts for the purchase of raw materials, merchandise, supplies, other materials or personal property with any supplier or manufacturer or for the furnishing of services to HTS, which involve an aggregate payment or commitment per contract on the part of HTS of more than $25,000 per year;

               (ii) all existing Contracts for the sale of merchandise or for the furnishing of services by HTS, which involve an aggregate payment or commitment per contract on the part of the counterparty or counterparties thereto of more than $25,000 per year;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting or advertising Contracts involving an aggregate payment or commitment per contract on the part of HTS of more than $25,000 per year;

               (iv) all indentures, mortgages, notes, loan or credit agreements, assignments or rents and leases or other Contracts or obligations relating to the borrowing of money or to the direct or indirect guaranty or assumption of obligations of others, in any case in an amount exceeding $25,000 per year;

               (v) all Contracts or agreements necessary to carry on the Division as currently conducted by HTS that limit the ability of HTS to compete in any line of Division or with any person or entity in any geographic area or during any period of time; and

               (vi) all other Contracts (excluding Property Leases listed in the Disclosure Schedule) to which HTS is a party made other than in the ordinary course of Division which involve payment of more than $25,000 per year in the aggregate.

Except as disclosed in Section 3(j) of the Disclosure Schedule, each of the Material Contracts (i) is transferable to Purchaser without the consent, waiver or approval of, or notice to, the counterparty thereto, (ii) is in full force and effect, has not been assigned, modified, supplemented or amended, and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof, and (iii) neither HTS nor the counterparty to any Material Contract is in default thereunder, nor to the Knowledge of HTS, is there any fact or state of facts with respect to any Material Contract which upon notice, passage of time, or both, would give rise to a default thereunder.

        (k) Equipment. Section 3(k) of the Disclosure Schedule contains a true and complete list of each item of Equipment having a book value of $5,000 or more. Each item of Equipment is in



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good operating condition, and in a state of good working order and repair sufficient for the conduct of normal operation of the Division without the necessity of any known capital expenditure in excess of $7,500 except as listed and described in the Disclosure Schedule. HTS is not aware of any major capital expenditure that will be required on the part of Purchaser within one year from the date of this Agreement, that is not consistent with HTS's past practice except as listed in the Disclosure Schedule or previously disclosed to Purchaser.

        (l) Inventory; Work In Progress. The Inventory which is shown on the Disclosure Schedule and which is or will be subsequently recorded on the books of HTS through the Closing Date consists of and will consist of raw materials, work in process, and finished goods, of a quality usable or salable in the normal course of the Division, except for any which has been written off or written down to realizable value. The Inventory shall not include items for which orders have been invoiced but have not yet shipped to the customer. However, Purchaser agrees to ship such items as required. The amount of Inventory existing at the time of the Closing shall be sufficient to operate the Division in the Ordinary Course of Business.

        (m) Accounts Receivable. The accounts receivable shown on the Disclosure Schedule and through the Closing Date result from and will result from bona fide sales made by HTS in the Ordinary Course of Business. For purposes of this Agreement a sale shall be deemed completed when the product has actually been moved from inventory.

        (n)    Real Property.

               (i) Real Property Owned by HTS. HTS does not own any real property.

               (ii) Real Property Leased by HTS Relating to the Division. Except for the Leased Real Property, HTS is not a lessor or lessee of any real property.

                             (A) HTS has delivered to Purchaser a true and
complete copy of each lease or sublease of Leased Real Property used in the business of the Division at the time of the Closing or in the past to which HTS is a lessee or lessor, and has described each such lease or sublease in the Disclosure Schedule by listing the name of the lessor and lessee, the address of the Leased Real Property, the commencement and expiration dates of the current term, the renewal options, if any, the security deposited by HTS with the lessor or by the lessee with HTS, if any, and the monthly rental (including base rent and all additional payments to be made by the lessee thereunder to the lessor, whether or not designated additional rent).

                             (B) Except as set forth in the Disclosure Schedule,
each such lease or sublease (1) is transferable to Purchaser without the consent, waiver or approval of, or notice to, the counterparty thereto, (2) is in full force and effect and has not been assigned, modified, supplemented or amended, and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof, and (3) neither HTS nor the counterparty to any lease or sublease is in material default thereunder, nor to the Knowledge of HTS, is there any fact or state of facts with respect to any lease or sublease which, upon notice, passage of time, or both, would give rise to a default thereunder.

               (iii) Zoning and Building Codes. To the Knowledge of HTS, the current uses of existing structures located on the Leased Real Property are in compliance with all material applicable zoning and other land use requirements including building codes.

               (iv) Utility Services. To the Knowledge of HTS, water, electric, gas and sewer utility services and septic tank and storm drainage facilities currently available to the Division's office site included in the Leased Real Property are adequate for the present use thereof by HTS in conducting the Division, and are not being misappropriated by HTS but rather are being supplied to HTS by utility companies or municipalities pursuant to valid and enforceable contracts, and, to the Knowledge of HTS, there is no condition with will result in the termination of the present access for the Leased Real Property to such utility services and other facilities.

               (v) Access. HTS has obtained all authorizations and rights-of-way, including proof-of-dedication, which are necessary to provide and ensure vehicular and pedestrian ingress and egress to and from each site included in the Leased Real Property to public roads in a manner and volume so as to facilitate HTS's current use thereof. To the Knowledge of HTS, there are no conditions which will result in the termination of the present access from the Leased Real Property to existing public roads.

               (vi) Eminent Domain. HTS has not received any notice with respect to the exercise of the power of eminent domain, any condemnation or taking as to all or any portion of the Leased Real Property. No Governmental Authority having the power of eminent domain over all or any part of the Leased Real Property has commenced or, to the Knowledge of HTS, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Leased Real Property.

               (vii) Improvements. To the Knowledge of HTS, the improvements located on the Leased Real Property are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, and such improvements and such mechanical and other systems are in a state of working order and repair sufficient for the conduct of normal operation of the Division without the necessity of any known capital expenditure in excess of $10,000. To the Knowledge of HTS, there is no major capital expenditure that will be required on the part of Purchaser within one year from the date of this Agreement that is not consistent with HTS's past practice or that has been previously disclosed to Purchaser.

        (o) Absence of Undisclosed Liabilities. Except as and to the extent reflected on or reserved for in the Most Recent Financial Statements or set forth in the Disclosure Schedule and except for current liabilities incurred by HTS in the Ordinary Course of Business since November 30, 1999, HTS has no debts, liabilities or obligations relating to the Division of any nature or kind, known or unknown, secured or unsecured (whether absolute, accrued, contingent or otherwise), and whether due or to become due, including, without limitation, any debts, liabilities (and tax liabilities due or to become due) or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the date hereof.

(p) Absence of Changes or Events. Since November 30, 1999 and except as described in the Disclosure Schedule, to the Knowledge of HTS, there has not occurred any event or condition which has or may be expected to have a Material Adverse Effect on the properties, assets, liabilities (whether absolute, contingent, accrued or otherwise), condition (financial or otherwise), results of operations or business of the Division; and, without limiting the generality of the foregoing, HTS has not in connection with the operation of the Division:
(a)
incurred any material obligation or liability, secured or unsecured (whether absolute, accrued, contingent, or otherwise), and whether due or to become due, except current liabilities in the Ordinary Course of Business; (b) discharged or satisfied any Encumbrance, or paid any material obligation or liability, except current liabilities becoming due in the Ordinary Course of Business; (c) mortgaged, pledged, or subjected to lien, charge, security interest or other Encumbrance any of the Acquired Assets, except in the Ordinary Course of Business; (d) terminated or discontinued any business operation of the Division, or sold, transferred, licensed or otherwise disposed of any of the Acquired Assets, except inventory sold in the Ordinary Course of Business; (e) canceled or compromised any debt or claim, or waived or released any right of substantial value, except in the Ordinary Course of Business; (f) increased the compensation of any employee listed on the Disclosure Schedule hereto, consultant or agent in an amount which is more than the greater of $10,000 or 10% of such person's compensation; (g) terminated or failed to renew or received any notice of termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any Material Contract, Permit or Intangible Right; (h) suffered any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Acquired Assets, or suffered any taking or seizure of any of the Acquired Assets by condemnation or eminent domain; (i) made any capital expenditures exceeding $15,000 singly or $35,000 in the aggregate with respect to the Division; (j) instituted, settled or agreed to settle any litigation, action or proceeding before any governmental authority affecting the business or operations of the Division, its financial condition and results, or the property used in the conduct of the business of the Division's operations; (k) made any change in accounting principles or methods, or in the manner of keeping books, accounts and records of HTS as they relate to the Division; (l) except for Inventory acquired or to be acquired in the Ordinary Course of Business, acquired or made any material agreement or commitment to acquire new or additional assets related to the Division; (m) entered into any transaction other than in the Ordinary Course of Business; or
(n) entered into any agreement or made any commitment to do any of the things described in the preceding subsections (a) through (n) of this Section 3(p).

        (q) Taxes. Except as set forth in the Disclosure Schedule, HTS has completed and filed all required tax returns of any nature whatsoever, including, but not limited to, all income, payroll, withholding and excise tax returns, and all appropriate state and local income, sales, excise, payroll, withholding, franchise and real and personal property tax returns, and corresponding returns under the laws of any jurisdiction, which are required to be filed by it, and no extensions of time to file any such returns are in effect. HTS has paid all income, payroll, withholding, sales, excise, franchise and real and personal property taxes as shown on said returns, and all assessments, additions to tax, penalties and interest of which notice has been received by them (collectively, "Taxes"), to the extent such amounts have become due. Such returns reflect all Taxes due and payable with respect to the periods covered thereby, and there are no Tax liabilities, interest or penalties payable with respect to such periods which have not been reflected as liabilities in the Financial Statements. HTS has paid all Taxes which would not require the filing of returns and which are required to be paid by it. To the extent any such Taxes and any subsequent Tax liabilities have been accrued but have not been paid, they have been adequately reflected as liabilities on HTS's books and, where appropriate, in the Financial Statements. Except as so reflected and provided for, no Tax liabilities, disallowances, or assessments have been assessed or proposed which remain unpaid and, to the Knowledge of HTS, no fact or state of facts exists or has existed which would constitute the grounds for the assessment of any Tax liability other than so reflected and provided for. No examinations of the Federal, state or other tax returns, forms or information of HTS are currently in progress or, to the Knowledge of HTS, are threatened. HTS has not given any waiver or extension of any period of limitation governing the time of assessment or collection of any Tax for any year which is still open for assessment or remains in effect.

        (r) Employees. No employees of HTS will be transferred to Purchaser in connection with this Agreement.

        (s) Permits. The Disclosure Schedule contains a true and complete list of all Permits held by HTS, relating to the Division which are necessary for the operation or ownership of the Division or the Acquired Assets (the "Material Permits"), and all applications for any such Material Permits which are pending. Except as disclosed in the Disclosure Schedule, (i) each of the Material Permits is transferable to Purchaser without the consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental authority, (ii) all Material Permits are in full force and effect, (iii) there is no action or proceeding which might result in a termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any such Material Permit nor, to the Knowledge of HTS, is there any fact or state of facts existing which might result in, nor is there any basis for, any such termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal.

        (t) Insurance. All property and liability insurance coverage presently in effect and relating to the Division and the Acquired Assets is listed in the Disclosure Schedule ("Insurance Policies"). There are no pending or, to the Knowledge of HTS, threatened disputes with underwriters under any such Insurance Policies, and all premiums due and payable thereunder have been paid. Each Insurance Policy is valid and enforceable in accordance with its terms and in full force and effect. HTS has not received notice of any default, cancellation or non-renewal under any such Insurance Policy, nor of any misrepresentation or inaccuracy in any application therefor, which default, misrepresentation or inaccuracy would give the insurer the right to terminate such Insurance Policy or to refuse to pay a claim thereunder. Except for claims set forth in of the Disclosure Schedule, there is no outstanding unpaid claim or claims against HTS under the Insurance Policies relating to the Division or the Acquired Assets.

        (u) Litigation. There is no action, suit, arbitration, or other legal or administrative proceeding or investigation before any governmental authority pending or, to the Knowledge of HTS, threatened against or otherwise affecting the Division or the Acquired Assets. To the Knowledge of HTS, there is no fact or state of facts which might result in, nor is there any basis for, any such action, suit, arbitration, or other proceeding or investigation. Neither the Division nor the Acquired Assets is subject to, any order of any governmental authority. There is no action, suit, arbitration, or other proceeding by HTS involving the Division or the Acquired Assets currently pending or that HTS currently intends to initiate.

        (v) Computer Software. To the Knowledge of HTS, the computer software of HTS relating to the Division and included in the Intangible Rights (the "Software") performs in accordance with the documentation and other written material, if any, used in connection with the Software and is free of defects in operation, contains all current revisions of the Software, and includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, and processes related to the Software necessary for the operation of the Division as it currently conducts business. HTS will deliver to Purchaser at the Closing complete and correct copies of all Software embodied in physical form and all user and technical documentation related to the Software as it exists at the Closing. Neither HTS nor, to the Knowledge of HTS, any employee or agent thereof has developed or assisted in the enhancement of the Software, except for enhancements included in the Software as delivered to Purchaser pursuant hereto or the development of any program or product based on the Software or any part thereof.

        (w) Customers. As part of the computer database of HTS relating to the Division contained among the equipment of HTS relating to the Division to be sold to Purchaser hereunder, is included a true and complete and reasonably up to date list of the Division's customers.

        (x) Disclaimer of other Representations and Warranties. Except as expressly set forth in this Section 3, HTS makes no representation or warranty, express or implied, at law or in equity, in respect of any of the Division's assets (including, without limitation, the Acquired Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Section 3, Purchaser is purchasing the Acquired Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing, HTS makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity. In addition, HTS makes no representation or warranty, express or implied, at law or in equity, concerning the future performance of the Division, or HTS employees.

        4. Representations and Warranties of Purchaser. Purchaser represents and warrants to HTS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

        (a) Organization of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

        (b) Authorization of Transaction. Purchaser has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions except to the extent to which enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and by general principles of equity.

        (c) Noncontravention. To the Knowledge of Purchaser, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Purchaser is subject or any provision of its charter or bylaws or (ii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, mortgage, lien, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the financial condition of the Division or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Purchaser, to its Knowledge, does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

        (d) Brokers' Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which HTS could become liable or obligated.

        5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable, in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

        (b) Notices and Consents. HTS will give (and will cause the Division to give) any notices to third parties, and HTS will use its reasonable best efforts (and will cause the Division to use its reasonable best efforts) to obtain any required third party consents that shall be required for the assignment or transfer of any Contract, agreement, lease, license, instrument, mortgage, lien, permit or other assumed liability that Purchaser may reasonably request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above.

        (c) Operation of Business. HTS will not (and will not cause or permit the Division to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, HTS will not (and will not cause or permit the Division to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, the primary purpose or effect of which will be to generate or preserve Cash.

        (d) Full Access. HTS will permit (and will cause the Division to permit) representatives of Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of HTS and the Division, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Division. Purchaser will treat and hold as confidential any Confidential Information that it receives in the course of the reviews contemplated by this Section 5(d), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to HTS and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

        (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

        6.     Conditions to Obligation to Close.

        (a) Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) HTS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) HTS shall have delivered to Purchaser a certificate, signed by its Chief Financial Officer, to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

               (v) Purchaser shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in
        Section 3(c) and Section 4(c) above;

               (vi) HTS shall have executed and delivered the License Agreement and the Security Agreement;

               (vii) All required third party consents, including contract assignments for material Contracts shall have been obtained;

               (viii) All employees listed on Disclosure Schedule shall have executed an employment offer letter regarding their employment by Purchaser in form and substance acceptable to Purchaser

               (ix) all actions to be taken by HTS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby, including, but not limited to, transfer of all Trademarks, execution of the bill of sale and assignment of contracts will be reasonably satisfactory in form and substance to Purchaser.

Purchaser may waive any condition specified in this Section 6(a) if it executes a waiver in writing so stating at or prior to the Closing.

        (b) Conditions to Obligation of HTS. The obligation of HTS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (iv) Purchaser shall have delivered to HTS a certificate signed by its Chief Financial Officer to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

               (v) Purchaser shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and Section 4(c) above;

               (vi) Purchaser shall have executed and delivered the License Agreement, the Purchaser's Note and the Security Agreement.

               (vii) all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents including, but not limited to, transfer of all Trademarks, execution of the bill of sale and assignment of contracts required to effect the transactions contemplated hereby will be satisfactory in form and substance to HTS.

HTS may waive any condition specified in this Section 6(b) if it executes a waiver in writing so stating at or prior to the Closing.

        7.     Termination.

        (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

               (i) Purchaser and HTS may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Purchaser may terminate this Agreement by giving written notice to HTS at any time prior to the Closing (A) in the event HTS has breached any material representation, warranty, or covenant contained in this Agreement (other than the representations and warranties in Section 3(f)-(x) above) in any material respect, Purchaser has notified HTS of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

               (iii) HTS may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HTS has notified Purchaser of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 31, 2000 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from HTS itself breaching any representation, warranty, or covenant contained in this Agreement).

        (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(d) above shall survive termination.

8.      Indemnification.

        (a) Indemnification by HTS. From and after the Closing, HTS shall indemnify, defend and hold Purchaser and its Affiliates harmless from and against, and shall on demand reimburse Purchaser or its Affiliates for, any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' and accounting fees) incurred by Purchaser or its Affiliates arising out of or resulting from any of the following:

               (i) the breach of any representation or warranty made by HTS contained in this Agreement;

               (ii) the nonperformance of any covenant or obligation to be performed by HTS under this Agreement;

               (iii) the failure of HTS to promptly pay and discharge, when due, any liabilities other than the Assumed Liabilities;

               (iv) claims arising in connection with products sold, shipped or otherwise placed in the stream of commerce in connection with the Division prior to the Closing, except to the extent that insurance proceeds are collected with respect to any part of such claims; and

               (v) any other matters to be indemnified by HTS pursuant to this Agreement.

Any claim for indemnification asserted by Purchaser or its affiliates against HTS pursuant to this Section 8(a) shall be subject to the limitation that HTS shall not be obligated to indemnify Purchaser in excess of the aggregate amount of $1,250,000.00, or the total amount paid to HTS, whichever is lower.

        (b) Indemnification by Purchaser. From and after the Closing Date, Purchaser shall indemnify, defend and hold HTS and their respective Affiliates harmless from and against, and shall on demand reimburse HTS or their respective Affiliates for, any and all liabilities, losses, damages, claims, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' and accounting fees) incurred by HTS or their respective Affiliates arising out of or resulting from any of the following:

               (i) the breach of any representation or warranty made by Purchaser contained in this Agreement;

               (ii) the nonperformance of any covenant or obligation to be performed by Purchaser under this Agreement;

               (iii) the failure of Purchaser to promptly pay and discharge, when due, any of the Assumed Liabilities;

               (iv) claims arising in connection with products sold, shipped or otherwise placed in the stream of commerce after the Closing, except to the extent that insurance proceeds are collected with respect to any part of such claims;

               (v) other matters to be indemnified by Purchaser pursuant to this Agreement.

Any claim for indemnification asserted by HTS or its affiliates against Purchaser pursuant to this Section 8(b) shall be subject to the limitation that Purchaser shall not be obligated to indemnify HTS in excess of the aggregate amount of $1,250,000.00, or the total amount paid by Purchaser, whichever is lower.

        (c)     Indemnification Procedures.

               (i) For the purposes of this Section 8(c), the term "Indemnitee" shall refer to the person or persons entitled, or claiming to be entitled, to be indemnified, pursuant to Sections 8(a) or 8(b). The term "Indemnitor" shall refer to the person or persons having the obligation to indemnify pursuant to such provisions.

               (ii) If an Indemnitee shall receive notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (a "Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Claim, stating the amount of the loss, if known, and method of computation thereof, all with reasonable particularity and including documentary proof, if available, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Claim, except to the extent the Indemnitor shall have been prejudiced by such failure.

               (iii) If an Indemnitee shall receive notice of any claim by a third party which is or may be subject to indemnification (a "Third Party Claim"), the Indemnitee shall promptly give the Indemnitor written notice of such Third Party Claim; provided, however, that failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability which it may have on account of the Claim, except to the extent the Indemnitor shall have been prejudiced by such failure. In such event the Indemnitee shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its own expense. If, however, the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee hereunder against all losses that may result from such Third Party Claim (subject to the limitations, if any, set forth herein), then the Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim by counsel of its own choice and at its own expense; provided that the Indemnitor and its counsel shall proceed with diligence and good faith with respect thereto. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel in any such claim or proceeding and the fees and expenses of such counsel shall be at the expense of such Indemnitor if: (i) the Indemnitor has failed to promptly assume the defense and employ counsel or (ii) the named parties to any such claim or proceeding (including any impleaded parties) include such Indemnitee and any of the Indemnitors, and such Indemnitee shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to any of the Indemnitors; provided, however that the Indemnitors shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any claim or proceeding.

               (iv) In the event the Indemnitor exercises its right to undertake the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee witnesses, pertinent records, materials and information in its possession or under its control relating thereto as are reasonably requested by the Indemnitee. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Indemnitor may settle such Third Party Claim without the consent of the Indemnitee so long as the settlement includes a written release of the Indemnitee, in form and substance satisfactory to the Indemnitee, from the Third Party Claim by the claimant thereunder. No Third Party Claim which is being defended in good faith by the Indemnitee alone, or jointly with the Indemnitor, shall be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld; provided, however, that the Indemnitee may settle such Third Party Claim without the consent of the Indemnitor so long as the settlement includes a written release of the Indemnitor, in form and substance satisfactory to the Indemnitor, from the Third Party Claim by the Indemnitee and the claimant thereunder.

        (d) Payment. Upon the determination of the liability under Section 8(c), the Indemnitor shall pay to the Indemnitee, within ten (10) days such determination, the amount of any claim for indemnification made hereunder. If the Indemnitee is not paid in full for such claim within such ten (10) day period, the Indemnitee shall have the right, in addition to and not in lieu of any other rights that it may have against the Indemnitor or any other person, firm or corporation, to set off the unpaid amount of any such claim against any amounts owed by the Indemnitee to the Indemnitor. If the Indemnitee is Purchaser and Purchaser is not paid in full for such claim within such ten (10) day period, Purchaser shall have the right, in addition to and not in lieu of any other rights that it may have against the Indemnitor or any other person, firm or corporation, to set off the unpaid amount of any such claim against any amounts owed by Purchaser under the Note. Upon the payment in full of any claim, either by setoff or otherwise, the Indemnitor shall be subrogated to the rights of the Indemnitee against any person, firm or corporation with respect to the subject matter of such claim.

        (e) Exclusive Remedy. The indemnification provided in this Section 8 will be the exclusive post-Closing remedy for damages available to Purchaser and HTS for the breach of any representation or warranty by any party to any other party or for the nonperformance of any covenant or obligation to be performed by any party under this Agreement.

9.      Miscellaneous.

        (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of one (1) year following the Closing.

        (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

        (c) Non-Solicitation. To the extent permitted by law, the parties mutually agree that for a period of four (4) years immediately following the Closing, neither party shall directly or indirectly solicit, induce, recruit or encourage any employee of the other party to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away such employees, either for itself or for any other person or entity, with the exception of any transferred employee listed in the Disclosure Schedule hereto.

        (d) Former Employee Retention. Purchaser accepts any and all responsibility for performance and retention of any former employee of HTS subsequently employed by Purchaser following the Closing.

        (e) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (f) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (g) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

        (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (i) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (j) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        If to  HTS:                            Copy to:

        Mr. Alan R. Stewart                    Carlos. D. Heredia, Esq.
        Vice President, Corporate Development  Baker & McKenzie
        High Technology Solutions, Inc.        101 West Broadway
        9665 Chesapeake Drive, Suite 300       12th Floor
        San Diego, CA 92123                    San Diego, CA 92101-3890
        Fax: (858) 636-4490                    Fax: (619) 236-0429

        If to Purchaser:                       Copy to:

        Landacorp, Inc.,                       Martin J. Waters, Esq.
        4151 Ashford Dunwoody Rd., Suite       Wilson Sonsini Goodrich & Rosati,
        505, Atlanta, Georgia 30319            650 Page Mill Road,
        Attention: Chief Executive Officer.    Palo Alto, California 94304.
        Fax: (404) 531-4826                    Fax: (650) 493-6811


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        (k) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        (l) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and HTS. HTS may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (n) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

        (p) Incorporation of Exhibits and the Disclosure Schedule. The Exhibits and the Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

        (q) Attorneys' Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement or any other agreement or instrument provided for herein, the prevailing party in such action shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court or arbitrator. The prevailing party shall be the party who is entitled to recover its costs of suit as ordered by the court, the arbitrator or by applicable law or court rules. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

        (r) Bulk Transfer Laws. Purchaser acknowledges and agrees that HTS will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.



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 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

Landacorp, Inc.

By: /s/ STEPHEN P. KAY
    -------------------------------

Its: COO/CFO
     ------------------------------

High Technology Solutions, Inc.

By: /s/ LAWRENCE B. PRIOR, II
    -------------------------------

Its: President & COO
     ------------------------------




                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]



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